FUND ACCOUNTING AGREEMENT


         AGREEMENT made this 1st day of June, 1999 between THE VICTORY PORTFOLIOS (the "Trust"), a Delaware business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, on behalf of each Fund listed on Schedule A, individually and not jointly, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), a corporation organized under the laws of the State of Ohio and having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

         WHEREAS, the Trust desires that BISYS perform certain fund accounting services for each investment portfolio of the Trust identified on Schedule A hereto (individually referred to herein as a "Fund" and collectively as the "Funds"); and

         WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1. SERVICES AS FUND ACCOUNTANT. BISYS will keep and maintain the following books and records of each Fund pursuant to Rule 31a-1 under the Investment Company Act of 1940, as amended (the "Rule"):

                  a. Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

                  b.  General  and  auxiliary  ledgers   reflecting  all  asset,
liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

                  c. Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and

                  d. A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

All such books and records shall be the property of the Trust, and BISYS agrees to make such books and records available for inspection by the Trust or by the Securities and Exchange commission at reasonable times and otherwise to keep confidential all records and other information relative to the Trust; except when requested to divulge such information by duly-constituted authorities or court process, or when requested by the Trust.

         In addition to the maintenance of the books and records specified above, BISYS shall perform the following account services daily for each Fund:

                  a.       Calculate the net asset value per Share;

                  b. Calculate the dividend and capital gain distribution, if any;

                  c.       Calculate the yield;

                  d.       Provide the following reports:

                           (i)      a current security position report;

                           (ii)     a summary report of transactions and pending
maturities (including the principal, cost, and accrued interest on each portfolio security in maturity date order); and

                           (iii) a current cash position report  (including cash
available from portfolio sales and maturities and sales of a Fund's Shares less cash needed for redemptions and settlement of portfolio purchases);

e. Such other similar services with respect to a Fund as may be reasonable requested by the Trust.

2.       COMPENSATION.  See Schedule B attached.

3. EFFECTIVE DATE. This Agreement shall become effective with respect to a Fund as of the date first written above (the "Effective Date").

4. DURATION AND TERMINATION. This Agreement shall become effective on the Effective Date and, unless earlier terminated as provided herein, shall continue as to a particular Fund until May 31, 2001 and thereafter, if not terminated, this Agreement shall continue automatically as to a particular Fund for successive terms of two years; provided, that such continuance is specifically approved (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of (i) the Trust's Board of Trustees or (ii) a majority of the outstanding voting securities of such Fund.

This Agreement may be terminated without penalty (a) by provision of a notice of nonrenewal in the manner set forth below, (b) upon mutual agreement of the parties, or (c) for "cause" (as defined below) by the party alleging cause upon the provision of sixty days' notice. Written notice of nonrenewal must be provided at least sixty days prior to the end of the then-current term. After such termination, for so long as BISYS, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this
Agreement,   including   without   limitation   the
provisions dealing with indemnification, shall continue in full force and effect. Compensation due BISYS through the date of such termination and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from the Trust, in addition to the compensation described under Section 2 hereof, the amount of all of BISYS' cash disbursements for services in connection with BISYS' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents, or any copies thereof. Subsequent to such termination for a reasonable fee, BISYS will provide the Trust with reasonable access to any Trust documents or records remaining in its possession.

         For purposes of this Agreement, "cause" shall mean (a) a material breach that has not been cured within thirty (30) days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; (d) any circumstance which substantially impairs the performance of the obligations and duties of the party to be terminated, or the ability to perform those obligations and duties, as contemplated herein; or (e) a failure to cure any Year 2000 deficiencies pursuant to Section 10 of this Agreement.

         The parties acknowledge that, in the event of a change of control (as defined in the Investment Company Act of 1940, as amended) of BISYS or of Key Asset Management Inc., the Trust's investment adviser, BISYS may be replaced as fund accountant for the Trust prior to the expiration of the initial two-year term or any subsequent two-year term. In that connection, the parties agree that, notwithstanding the replacement of BISYS as referenced above, the Trust shall remain responsible for the payment of fees to BISYS hereunder for the remainder of the then-current contract term. The amount of such fees will be based on the average net assets of the Funds for the twelve months prior to such replacement. In the event that the Trust is responsible for the payment of fees to BISYS as Fund Accountant, in accordance with the provisions of this paragraph, the parties acknowledge and agree that the Trust shall not be responsible for making payments or reimbursements to BISYS for BISYS' cash disbursements relating to services in connection with conversion activities (including, but not limited to, the delivery of the Trust's property, records, instruments and documents, or any copies thereof).


         5. STANDARD OF CARE; INDEMNIFICATION. BISYS shall use its best efforts to insure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust for any action taken or omitted by BISYS in the absence of bad faith, willful misconduct or negligence. BISYS assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. A Fund agrees to indemnify and hold harmless BISYS, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to BISYS' actions taken or non-actions with respect to the performance of services under this Agreement with respect to such Fund or based, if applicable, upon information, instructions or requests with respect to such Fund given or made to BISYS by an officer of the Trust thereunto duly authorized; provided that this indemnification shall not apply to actions or omissions of BISYS in cases of its own willful misconduct or negligence, and further provided that prior to confessing any claim against it which may be the subject of this indemnification, BISYS shall give the Trust written notice of and reasonable opportunity to defend against said claim in its own name or in the name of BISYS.

         6. HEADINGS. Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         7. ASSIGNMENT. This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either of the parties hereto except by the specific written consent of the other party.

         8. GOVERNING LAW. This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of Ohio.

         9. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. A copy of the Trust's Certificate of Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Trust.

         10. YEAR 2000. Fund Accountant agrees to perform comprehensive tests on the systems it utilizes to provide the services hereunder to simulate the actual turning of the century. These tests shall be intended to identify any operational issues caused by the century change at midnight December 31, 1999. Fund Accountant agrees to use all commercially reasonable efforts to implement by June 30, 1999, all necessary updates and changes for such systems, if any, to accommodate the turn of the century. Fund Accountant agrees to provide to the Trust quarterly updates on the status of its Year 2000 readiness project and to make its personnel reasonably available to address any questions or concerns.

In the event that, at any time prior to October 1, 1999, the Trust reasonably determines, as a result of the periodic updates provided by Fund Accountant, that any of the systems Fund Accountant utilizes to perform the services hereunder will not be Year 2000 ready by December 31, 1999, and that such lack of readiness will have a materially adverse effect on the Trust, the Trust shall have the right to terminate this agreement upon providing written notice to Fund Accountant describing, in reasonable detail, the basis for its termination; provided however that

Fund Accountant shall have sixty (60) days following receipt of any such notice to cure any deficiencies to the Trust's reasonable satisfaction. Promptly upon becoming aware of any such, Fund Accountant agrees to use all commercially reasonable efforts to cure any defect or deficiency that relates to the turn of the century in any system that Fund Accountant utilizes to provide services hereunder.

         11. REFERENCES TO A FUND. Every reference to a Fund will be deemed a reference solely to the particular Fund (as set forth in Schedule A, as may be amended from time to time). Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. In particular, and without otherwise limiting the scope of this paragraph, BISYS shall not have any right to set off claims of a Fund by applying property of any other Fund.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

THE  VICTORY  PORTFOLIOS,   on  behalf  of  the  Funds  listed  on  Schedule  A,
individually and not jointly


                                         By: __________________________________

                                         Title: _______________________________


                                         BISYS FUND SERVICES OHIO, INC.


                                         By: __________________________________

                                         Title: _______________________________

                                   Schedule A
                        to the Fund Accounting Agreement
                         between The Victory Portfolios
                       and BISYS Fund Services Ohio, Inc.
                            Dated as of June 1, 1999


Name of Portfolio                                 Victory LifeChoice Growth Investor Fund
Victory Balanced Fund                             Victory LifeChoice Moderate Investor Fund
Victory Convertible Securities Fund               Victory Limited Term Income Fund
Victory Diversified Stock Fund                    Victory National Municipal Bond Fund
Victory Established Value Fund                    Victory New York Tax-Free Fund
Victory Federal Money Market Fund                 Victory Ohio Municipal Money Market Fund
Victory Financial Reserves Fund                   Victory Ohio Municipal Bond Fund
Victory Fund for Income                           Victory Ohio Regional Stock Fund
Victory Government Mortgage Fund                  Victory Prime Obligations Fund
Victory Gradison Government Reserved Fund         Victory Real Estate Investment Fund
Victory Growth Fund                               Victory Small Company Opportunity Fund
Victory Institutional Money Market Fund           Victory Special Value Fund
Victory Intermediate Income Fund                  Victory Stock Index Fund
Victory International Growth Fund                 Victory Tax-Free Money Market Fund
Victory Investment Quality Bond Fund              Victory U.S. Government Obligations Fund
Victory Lakefront Fund                            Victory Value Fund
Victory LifeChoice Conservative Investor Fund



THE VICTORY PORTFOLIOS, on behalf of the Funds listed on this Schedule A, individually and not jointly


                                       By: __________________________________



                                       BISYS FUND SERVICES OHIO, INC.


                                       By: __________________________________

                                   Schedule B
                        to the Fund Accounting Agreement
                         between The Victory Portfolios
                       and BISYS Fund Services Ohio, Inc.
                            Dated as of June 1, 1999


         Fund accounting fees will be determined based on a combination of asset-based charges (subject to minimums), transaction charges, and out-of-pocket expenses. Asset-based fees are accrued daily upon average total net assets of a Fund.

Asset charges per Fund - Annually
---------------------------------

         Net Assets                 Amounts
         ----------                 -------
         First $100 million         .03%
         Next $100 million .02%
         Next $300 million .01%
         Over $500 million .005% for all Funds other than money market Funds; each money market Fund will have no incremental asset charge in excess of $120,000.

Minimum Monthly Asset Charge
----------------------------
         The above charge will be subject to a minimum monthly amount of $2,500 per taxable Fund, $2,917 per tax-free Fund, and $3,333 per international Fund.

Transaction Charges per Fund
----------------------------
         $5 per security transaction (including foreign exchanges, patents, corporate actions, and margin payments).

Multiple Class Charges
----------------------
         A $833 per month charge will be assessed for each class of shares after the first class, for all Funds other than money market Funds in existence on the Effective Date of this Agreement. This is separate from and in addition to other charges and the minimum charge.

Out-of-Pocket Expenses
         Out-of-pocket expenses incurred on behalf of the Fund will be billed monthly and include, but not be limited to:

         o        Payment to pricing or corporate actions vendors
         o        Costs in obtaining prices for non-exchange traded securities
         o        Postage and communication (wires, modem fees)
         o        Courier expenses
         o        Microfilming, archiving, etc.

                             Schedule B (Additional)
                        to the Fund Accounting Agreement
                between The Victory Portfolios (LifeChoice Funds)
                       and BISYS Fund Services Ohio, Inc.
                            Dated as of June 1, 1999


Fund accounting fees will be determined based on a combination of asset-based charges (subject to minimums), transaction charges, and out-of-pocket expenses. Asset-based fees are accrued daily based upon average total net assets of a Fund.

Asset charges per Fund - Annually

Net Assets                                  Amounts
----------                                  -------

First $100 Million                           .02%
Over $100 Million                            .01% ($60,000 asset charge cap for
                                             each LifeChoice Fund)

Minimum Monthly Asset Charge
----------------------------

The above charge will be subject to a minimum monthly amount of $1,666.66 per taxable Fund.

Transaction Charges per Fund
----------------------------

$5 per security transaction (including foreign exchanges, patents, corporate actions, and margin payments).

Multiple Class Charges
----------------------

A $833 per month charge will be assessed for each class of shares after the first class. This is separate from and in addition to other charges and the minimum charge.

Out-Of-Pocket Expenses
----------------------

Out-of-pocket expenses incurred on behalf of the Fund will be billed monthly and include, but not be limited to: Payment to pricing or corporate actions vendors Costs in obtaining prices for non-exchange traded securities Postage and communication (wires, modem fees) Microfilming, archiving, etc.

THE VICTORY PORTFOLIOS


                                          By: __________________________________

                                          Title: _______________________________


                                          BISYS FUND SERVICES OHIO, INC.


                                          By: __________________________________

                                          Title: _______________________________